Exhibit 99.1

Tower Group, Inc. Reports First Quarter 2010 Results

NEW YORK--(BUSINESS WIRE)--May 10, 2010--Tower Group, Inc. (NASDAQ: TWGP) today reported net income of $17.5 million and diluted earnings per share of $0.38 for the first quarter 2010. Operating income (1) and operating earnings per share(1) were $17.8 million and $0.39 respectively for the first quarter of 2010. After-tax catastrophe storm losses amounted to $12.0 million or $0.27 per share. The storm losses added 6.5 points to the first quarter 2010 loss ratio for the combined segments.

Key Highlights (all percentage increases compare the first quarter 2010 results to the results for the same period in 2009 except as noted otherwise):

  Gross premiums written and produced (2) increased by 34.4% to $283.9 million due to significant contributions from acquired companies.
  For the combined segments, the net combined ratio was 96.8% (including catastrophe losses) compared with 86.7% for the same period last year.
-	For the combined segments, the net loss ratio was 63.2% which reflects the storm losses compared with 53.7% for the same period last year. Tower had no catastrophe losses in the first quarter of 2009.

-	For the combined segments, the net expense ratio was 33.6% compared with 33.0% for the same period last year.
  Net investment income increased by 59.5% to $23.2 million.
  Book value per share was $23.88 and stockholders’ equity was $1.1 billion as of March 31, 2010.
  Agreement to purchase the Personal Lines Division of OneBeacon announced during the first quarter.

Michael H. Lee, President and Chief Executive Officer of Tower Group, Inc., stated, “During the quarter, we experienced the worst storm losses in our twenty year history. Despite these storm losses, we were able to achieve profitable underwriting results by successfully executing on our plan to diversify our business and to consolidate renewal business through acquisitions. As a result, we achieved strong top line growth while maintaining underwriting and pricing discipline. In addition, with the OneBeacon Personal Lines acquisition, which we expect to close at the end of the second quarter, we will be able to significantly expand our personal lines division, further diversify our business model and profitably grow our business.”

Financial Summary ($ in thousands, except per share data):

	Three Months Ended
	March 31,
	2010	2009
Gross premiums written	$283,084	$199,944
Premiums produced by managing general agency	821	10,729
Net premiums written	247,134	186,264
Total commission and fee income	11,515	18,371
Net investment income	23,175	14,533
Net realized investment gains (losses)	740	(672)

Total revenues	303,476	200,322
Gain on investment in acquired unconsolidated affiliate	-	7,388
Other expense	(466)	-
Net income	17,472	17,976
Earnings per share—Basic	$0.39	$0.53
Earnings per share—Diluted	$0.38	$0.53
Return on average equity	7.5%	17.3%

Combined Brokerage and Specialty Segments
Net premiums earned	268,046	168,090
Net loss ratio	63.2%	53.7%
Net expense ratio	33.6%	33.0%

Brokerage Insurance Segment
Net premiums earned	189,427	145,696
Net loss ratio	62.8%	52.2%
Net expense ratio	35.3%	32.9%

Specialty Business Segment
Net premiums earned	78,619	22,394
Net loss ratio	64.1%	63.1%
Net expense ratio	29.6%	33.8%

Reconciliation of non-GAAP financial measures:
Net income	$17,472	$17,976
Net realized gains (losses) on investments, net of tax	481	(437)
Acquisition-related transaction costs, net of tax (3)	(794)	(9,924)
Operating income	$17,785	$28,337

Operating EPS and ROE:
Earnings per share—Basic	$0.39	$0.84
Earnings per share—Diluted	$0.39	$0.84
Return on average equity	7.6%	27.3%

First Quarter 2010 Highlights

Gross premiums written increased to $283.1 million in the first quarter of 2010, which was 41.6% higher than in the first quarter of 2009. Excluding Specialty Underwriters’ Alliance business, policies in-force for our brokerage business increased by 14.5% as of March 31, 2010 compared to March 31, 2009. During the same period, premiums on renewed Brokerage Insurance segment business increased 3.1% and 0.3%, respectively, in personal and commercial lines, resulting in an overall premium increase on renewal business of 1.3%. For the Brokerage Insurance segment, the retention rate was 90% in personal lines and 80% in commercial lines, resulting in an overall retention rate of 86%.

Total revenues increased 51.5% to $303.5 million in the first quarter of 2010 as compared to $200.3 million in the prior year's first quarter. Net premiums earned represented 88.3% of total revenues for the three months ended March 31, 2010 compared to 83.9% for the same period in 2009.

Total commission and fee income decreased 37.3% to $11.5 million in the first quarter of 2010 compared to $18.4 million in the first quarter of 2009.

Net investment income increased 59.5% to $23.2 million for the three months ended March 31, 2010 compared to $14.5 million for the same period in 2009. On a tax equivalent basis, the book yield was 5.7% as of March 31, 2010 compared to 5.5% as of March 31, 2009. Net realized investment gains were $0.7 million for the three months ended March 31, 2010 compared to a loss of $0.7 million in the same period last year. The first quarter gains include other-than-temporarily impaired losses of $2.9 million as compared to $3.2 million of such losses in the first quarter of 2009.

Gross loss and loss adjustment expenses and the gross loss ratio for the three months ended March 31, 2010 were $197.0 million and 61.2%, respectively, compared to $129.4 million and 59.9%, respectively, in the same period in 2009. The net loss ratio was 63.2% in the three months ended March 31, 2010 and 53.7% in the same period in 2009. The first quarter 2010 loss and loss adjustment expenses include $17.5 million of pre-tax losses ($12.0 million after-tax) caused by the March Northeast U.S. storm.

Operating expenses were $102.3 million for the three months ended March 31, 2010 as compared to $74.2 million for the same period in 2009. Our gross expense ratio was 31.2% for the three months ended March 31, 2010 as compared to 32.0% in the same period in 2009. Our net expense ratio was 33.6% for the three months ended March 31, 2010 as compared to 33.0% in the same period in 2009.

Additional Highlights and Disclosures:

Stock Repurchase

As part of Tower’s capital management strategy, the Board of Directors approved a $100 million share repurchase program on February 26, 2010. During the first quarter of 2010, 337,782 shares of common stock were purchased for an aggregate consideration of $7.4 million.

Dividend Declaration

Tower’s Board of Directors approved a quarterly dividend on April 27, 2010 of $0.07 per share payable on June 25, 2010 to stockholders of record as of June 14, 2010.

2010 Guidance

Tower expects second quarter 2010 operating earnings per share to be in a range of $0.55 to $0.60. For the full year 2010, Tower projects its operating earnings per share to be in a range between $2.60 and $2.70. We have revised our earnings guidance for 2010 to reflect the effect of reported catastrophe losses in the first quarter and the closing of the OneBeacon Personal Lines Division transaction, which is now expected to close at the end of the second quarter of 2010.

Notes on Non-GAAP Financial Measures

(1) Operating income excludes realized gains and losses and acquisition-related transaction costs, net of tax. This is a common measurement for property and casualty insurance companies. We believe this presentation enhances the understanding of our results of operations by highlighting the underlying profitability of our insurance business. Additionally, these measures are a key internal management performance standard. Operating earnings per share is operating income divided by diluted weighted average shares outstanding. Operating return on equity is annualized operating income divided by average common stockholders’ equity.

(2) Gross premiums written through our insurance subsidiaries and produced as managing general agent on behalf of other insurance companies.

(3) For the three month periods ended March 31, 2010 and March 31, 2009, $0.7 million and $7.3 million, respectively, of acquisition-related transaction costs were not deemed deductible for tax purposes. A tax rate of 35% was used for those acquisition-related transaction costs that were tax deductible.

Conference Call

Tower will host a conference call and webcast to discuss these results today at 10:00 a.m. ET. This conference call will be broadcast live over the Internet. To access a listen-only webcast over the Internet, please visit the Investor Information section of Tower Group, Inc.’s website, www.twrgrp.com, or use this link: http://investor.twrgrp.com/events.cfm

Please access the website at least 15 minutes prior to the call to register and to download any necessary audio software. If you are unable to participate during the live conference call, a webcast will be archived in the Investor Information section of Tower Group, Inc.'s website at www.twrgrp.com.

About Tower Group, Inc.

Tower Group, Inc. offers diversified property and casualty insurance products and services through its operating subsidiaries. Its insurance company subsidiaries offer insurance products to individuals and small to medium-sized businesses through its network of retail and wholesale agents and specialty business through program underwriting agents. Tower's insurance services subsidiaries provide underwriting, claims and reinsurance brokerage services to other insurance companies.

Cautionary Note Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This press release and any other written or oral statements made by or on behalf of Tower may include forward-looking statements that reflect Tower's current views with respect to future events and financial performance. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as "may," "will," "plan," "expect," "project," "intend," "estimate," "anticipate," "believe" and "continue" or their negative or variations or similar terminology. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause the actual results of Tower to differ materially from those indicated in these statements. Please refer to Tower’s filings with the SEC, including among others Tower’s Annual Report on Form 10-K for the year ended December 31, 2009, for a description of the important factors that could cause the actual results of Tower to differ materially from those indicated in these statements. Forward-looking statements speak only as of the date on which they are made, and Tower undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

For more information visit Tower's website at http://www.twrgrp.com/

Brokerage Insurance & Specialty Business Combined
($ in thousands)
(Unaudited)

	Three Months Ended March 31,
	2010	2009	Change(%)
Revenues
Premiums earned
Gross premiums earned	$321,819	$216,058	49.0%
Less: ceded premiums earned	(53,773)	(47,968)	12.1%
Net premiums earned	268,046	168,090	59.5%
Ceding commission revenue	10,188	13,574	-25.0%
Policy billing fees	771	532	44.9%
Total	279,005	182,196	53.1%
Expenses
Loss and loss adjustment expenses
Gross loss and loss adjustment expenses	196,949	129,439	52.2%
Less: ceded loss and loss adjustment
expenses	(27,613)	(39,182)	-29.5%
Net loss and loss adjustment expenses	169,337	90,256	87.6%
Underwriting expenses
Direct commission expense	57,940	44,982	28.8%
Other underwriting expenses	43,185	24,632	75.3%
Total underwriting expenses	101,125	69,614	45.3%
Underwriting profit	$8,543	$22,326	-61.7%

Key Measures
Premiums written
Gross premiums written	$283,084	$199,944	41.6%
Less: ceded premiums written	(35,950)	(13,680)	162.8%
Net premiums written	$247,134	$186,264	32.7%

Loss Ratios
Gross	61.2%	59.9%
Net	63.2%	53.7%
Accident Year Loss Ratios
Gross	60.7%	55.5%
Net	63.2%	57.8%
Underwriting Expense Ratios
Gross	31.2%	32.0%
Net	33.6%	33.0%
Combined Ratios
Gross	92.4%	91.9%
Net	96.8%	86.7%

Brokerage Insurance Segment Information
($ in thousands)
(Unaudited)
	Three Months Ended
	March 31,
	2010	2009
Revenues
Premiums earned
Gross premiums earned	$237,223	$189,914
Less: ceded premiums earned	(47,796)	(44,218)
Net premiums earned	189,427	145,696
Ceding commission revenue	8,410	13,112
Policy billing fees	771	532
Total	198,608	159,340
Expenses
Loss and loss adjustment expenses
Gross loss and loss adjustment expenses	141,185	113,547
Less: ceded loss and loss adjustment
expenses	(22,229)	(37,430)
Net loss and loss adjustment expenses	118,956	76,117
Underwriting expenses
Direct commission expenses	40,671	38,184
Other underwriting expenses	35,441	23,392
Total underwriting expenses	76,112	61,576
Underwriting profit	$3,540	$21,647

Key Measures
Premiums written
Gross premiums written	$212,737	$170,866
Less: ceded premiums written	(30,636)	(12,656)
Net premiums written	$182,101	$158,210

Loss Ratios
Gross	59.5%	59.8%
Net	62.8%	52.2%
Accident Year Loss Ratios
Gross	58.9%	54.8%
Net	62.8%	57.0%
Underwriting Expense Ratios
Gross	31.8%	32.1%
Net	35.3%	32.9%
Combined Ratios
Gross	91.3%	91.9%
Net	98.1%	85.1%

Specialty Business Segment Information
($ in thousands)
(Unaudited)
	Three Months Ended
	Ended March 31,
	2010	2009
Revenues
Premiums earned
Gross premiums earned	$84,596	$26,144
Less: ceded premiums earned	(5,977)	(3,750)
Net premiums earned	78,619	22,394
Ceding commission revenue	1,778	466
Total	80,397	22,860
Expenses
Loss and loss adjustment expenses
Gross loss and loss adjustment expenses	55,765	15,892
Less: ceded loss and loss adjustment expenses	(5,384)	(1,752)
Net loss and loss adjustment expenses	50,381	14,140
Underwriting expenses
Direct commission expense	17,270	6,798
Other underwriting expenses	7,744	1,240
Total underwriting expenses	25,014	8,038
Underwriting profit	$5,002	$682

Key Measures
Premiums written
Gross premiums written	$70,348	$29,078
Less: ceded premiums written	(5,315)	(1,024)
Net premiums written	$65,033	$28,054

Loss Ratios
Gross	65.9%	60.8%
Net	64.1%	63.1%
Accident Year Loss Ratios
Gross	65.9%	60.8%
Net	64.2%	63.1%
Underwriting Expense Ratios
Gross	29.6%	30.7%
Net	29.6%	33.8%
Combined Ratios
Gross	95.5%	91.5%
Net	93.7%	96.9%

Insurance Services Segment Results of Operations
($ in thousands)
(Unaudited)
	Three Months Ended
	March 31,
	2010	2009
Revenue
Direct commission revenue from managing general agent	$(52)	$3,107
Claims administration revenue	174	846
Other administration revenue	102	195
Reinsurance intermediary fees	332	94
Policy billing fees	-	19
Total revenue	556	4,261
Expenses
Direct commission expenses paid to producers	122	1,491
Other insurance services expenses	247	859
Claims expense reimbursement to TICNY	3	846
Total	372	3,196
Insurance services pre-tax income	$184	$1,065

Premiums produced by TRM on behalf
of issuing companies	$821	$10,729

Tower Group, Inc.
Consolidated Balance Sheets
(Unaudited)

	March 31,	December 31,
($ in thousands, except par value and share amounts)	2010	2009
Assets
Fixed-maturity securities, available-for-sale, at fair value (amortized cost of
$1,756,831 and $1,729,117)	$1,833,499	$1,783,596
Equity securities, available-for-sale, at fair value (cost of $78,275 and $78,051)	78,579	76,733
Short-term investments, available-for-sale, at fair value (cost of $6,699 and $36,500)	6,699	36,500
Total investments	1,918,777	1,896,829
Cash and cash equivalents	156,855	164,882
Investment income receivable	22,264	20,240
Premiums receivable	300,785	308,075
Reinsurance recoverable on unpaid losses	18,929	14,819
Reinsurance recoverable on paid losses	214,807	199,687
Prepaid reinsurance premiums	76,670	94,818
Deferred acquisition costs, net of deferred ceding commission revenue	174,859	170,652
Deferred income taxes	33,964	41,757
Intangible assets	52,018	53,350
Goodwill	243,748	244,690
Fixed assets, net of accumulated depreciation	71,405	66,429
Other assets	59,013	36,724
Total assets	$3,344,094	$3,312,952
Liabilities
Loss and loss adjustment expenses	$1,195,840	$1,131,989
Unearned premium	620,401	$658,940
Reinsurance balances payable	46,273	89,080
Funds held under reinsurance agreements	60,242	13,737
Accounts payable, accrued liabilities and other liabilities	112,194	133,647
Subordinated debentures	235,058	235,058
Total liabilities	2,270,008	2,262,451
Stockholders' equity
Common stock ($0.01 par value; 100,000,000 shares authorized, 45,480,876 and
45,092,321 shares issued, and 44,973,701 and 44,984,953 shares outstanding)	455	451
Treasury stock (507,175 and 107,368 shares)	(10,636)	(1,995)
Paid-in-capital	754,265	751,878
Accumulated other comprehensive income	50,031	34,554
Retained earnings	279,971	265,613
Total stockholders' equity	1,074,086	1,050,501
Total liabilities and stockholders' equity	$3,344,094	$3,312,952

Tower Group, Inc.
Consolidated Statements of Income and Comprehensive Income
(Unaudited)

	Three Months Ended
	March 31,
($ in thousands, except per share and share amounts)	2010	2009
Revenues
Net premiums earned	$268,046	$168,090
Ceding commission revenue	10,188	13,574
Insurance services revenue	556	4,276
Policy billing fees	771	521
Net investment income	23,175	14,533
Net realized investment gains (losses)
Other-than-temporary impairments	(6,146)	(8,732)
Portion of loss recognized in other comprehensive income	3,215	5,506
Other net realized investment gains	3,671	2,554
Total net realized investment gains (losses)	740	(672)
Total revenues	303,476	200,322
Expenses
Loss and loss adjustment expenses	169,337	90,256
Direct and ceding commission expense	58,045	47,408
Other operating expenses	44,208	26,744
Acquisition-related transaction costs	857	11,348
Interest expense	4,881	3,783
Total expenses	277,328	179,539
Other Income (expense)
Equity in loss of unconsolidated affiliate	-	(777)
Gain on investment in acquired unconsolidated affiliate	-	7,388
Other expense	(466)	-
Income before income taxes	25,682	27,394
Income tax expense	8,210	9,418
Net income	$17,472	$17,976
Gross unrealized investment holding gains arising during periods	23,811	5,067
Cumulative effect of adjustment resulting from adoption of
new accounting guidance	-	(2,497)
Equity in net unrealized gains on investment in
unconsolidated affiliate's investment portfolio	-	3,124
Less: reclassification adjustment for (gains) losses included in net
income	(740)	672
Income tax (expense) related to items of other
comprehensive income	(7,594)	(2,228)
Comprehensive net income	$32,949	$22,114
Basic and diluted earnings per share
Basic	$0.39	$0.53
Diluted	$0.38	$0.53
Weighted average common shares outstanding
Basic	45,204,427	33,766,141
Diluted	45,406,284	33,918,069
Dividends declared and paid per common share	$0.07	$0.05

CONTACT:
Tower Group, Inc.
Thomas Song, 212-655-4789
Managing Vice President
tsong@twrgrp.com